Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE	CONTACT:	Tom Pearson
Kathy Lawton
(617) 621-2345

ARIAD ANNOUNCES ISSUANCE OF PIONEERING PATENT ON TREATING
HUMAN DISEASE BY REGULATING NF-kB CELL SIGNALING

Implications for treatment of inflammation, cancer and osteoporosis

Cambridge, MA, June 25, 2002 -- ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced the issuance of a pioneering U.S. patent covering methods of treating human disease by regulating NF-kB cell-signaling activity. The use of many currently marketed drugs and products in development are examples of such NF-kB treatment methods. These drugs collectively have markets of several billion dollars annually. The newly issued U.S. patent is one of a family of patents, three in the U.S. and one in Europe, awarded to a team of distinguished scientists from the Whitehead Institute for Biomedical Research, Massachusetts Institute of Technology, and Harvard University in recognition of their pioneering research on NF-kB as a master regulator of cell signaling. ARIAD has an exclusive license to these patents. The latest patent includes 203 claims and provides coverage relating to NF-kB treatment methods through the year 2019.

The NF-kB protein, encoded by two of the estimated 35,000 genes in the human genome, is among the body's most important known regulators of cellular function. The activity of NF-kB has been implicated in several difficult-to-treat disease conditions, including inflammation (e.g., atherosclerosis, arthritis, inflammatory bowel disease, rheumatoid arthritis, and septic shock), malignant transformation and tumor growth (e.g., certain blood cancers and solid tumors), and bone breakdown and rebuilding (e.g., osteoporosis). NF-kB can be generally thought of as a "biological switch" that can be turned off in cells to treat these diseases.

"Landmark science has been the guiding principle of ARIAD since its founding. When we obtained an exclusive license to the NF-kB technology in 1991, few in the pharmaceutical industry recognized the profound clinical and commercial implications of this pioneering work. Ten years and thousands of scientific papers later, the impact of this discovery on treating human disease has become widely appreciated," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD.

Dr. Berger added, "We are committed to creating value for the team of inventors and their institutions and are actively pursuing a licensing program for our portfolio of patents on NF-kB. Our goals are to acknowledge the important contributions made by our academic colleagues and to help underwrite the cost of developing and commercializing our portfolio of breakthrough medicines that regulate cell signaling. Many of today's top-tier biotech companies, such as Biogen, have successfully used patent-licensing revenues to help build their leadership positions in our industry."

NF-kB may be activated by any one of several different signals originating outside the cell, including various inflammatory cytokines (e.g., TNF-a, IL-1, and IL-6), bacterial and viral infections (e.g., lipopolysaccharide), and cancer-causing proteins (e.g., oncogenic proteins). NF-kB generally resides in the cell bound to its naturally occurring inhibitor, which prevents NF-kB from entering the nucleus. When cells are activated, the inhibitor protein usually becomes modified and subsequently is broken down by proteasomes - enzyme complexes in the cell responsible for breaking down such proteins. This frees NF-kB to move into the nucleus where it regulates the expression of key genes involved in immune and inflammatory responses, as well as cellular growth, control and death. Specific genes encoding certain cytokines, cytokine receptors, cell adhesion molecules, chemo-attractant proteins, oncoproteins, and growth factors may be regulated by NF-kB.

Built upon the initial discoveries by the distinguished team of inventors, this fundamental understanding of the role of NF-kB in human disease has facilitated the discovery of drugs that inhibit or modulate NF-kB cell signaling activity for use in both chronic and acute diseases.

The team of NF-kB inventors was led by Dr. David Baltimore, former Director of the Whitehead Institute and Institute Professor at M.I.T., now President and Professor of Biology at the California Institute of Technology; Dr. Phillip Sharp, Institute Professor and Director of the McGovern Institute for Brain Research at M.I.T.; and Dr. Thomas Maniatis, Thomas H. Lee Professor of Molecular and Cell Biology at Harvard. Drs. Baltimore and Sharp are recipients of the Nobel Prize in Medicine or Physiology, and Dr. Baltimore is a founding member of ARIAD's board of scientific and medical advisors. Their laboratories have worked for over twenty years on NF-kB and related areas of cell signaling and gene regulation.

Other NF-kB inventors and their current affiliations include: Dr. Patrick Baeuerle, Professor of Immunology at the University of Munich; Dr. Albert Baldwin, Professor of Biology, Genetics and Molecular Biology at the University of North Carolina; Dr. Roger Clerc, Senior Scientist at F. Hoffmann-LaRoche Ltd.; Dr. Lynn Corcoran, Senior Research Fellow at The Walter and Eliza Hall Institute of Medical Research; Dr. Chen-Ming Fan, Adjunct Professor of Biology and Embryology at the Carnegie Institution of Washington; Dr. Jonathan LeBowitz, Associate Professor of Biochemistry at Purdue University; Dr. Michael Lenardo, Section Head, Laboratory of Immunology at the National Institutes of Health; Dr. Ranjan Sen, Professor of Biology at Brandeis University; Dr. Harinder Singh, Professor of Molecular Genetics and Cell Biology at the University of Chicago; and Dr. Louis Staudt, Senior Investigator, Center for Cancer Research at the National Institutes of Health.

A copy of the newly issued U.S. patent, "Nuclear Factors Associated with Transcriptional Regulation" (No. 6,410,516), is available at the website of the U.S.

Patent and Trademark Office (http://164.195.100.11/netahtml/srchnum.htm) or at a link from ARIAD's website (http://www.ariad.com/patents). A list of selected NF-kB scientific papers and references is also available at ARIAD's website (http://www.ariad.com/related_resources).

ARIAD is engaged in the discovery and development of breakthrough medicines that regulate cell signaling with small molecules. The Company's development pipeline includes: a drug candidate that controls cell proliferation and nutrient uptake by tumors to treat cancer; a bone-targeted drug candidate to treat the complications of cancer that has spread to bone; a regulated protein therapy product candidate to treat anemia in which the production of erythropoietin is controlled in vivo using an orally administered drug; a T cell immunotherapy product candidate in which a non-immunosuppressive drug may be used to treat graft-vs-host disease following donor bone marrow transplantation - a therapy for cancer and other immune and blood diseases; and dual-action drug candidates that block bone resorption and stimulate bone formation to treat osteoporosis. ARIAD also has an exclusive license to pioneering technology and patents related to the discovery, development and use of drugs that regulate NF-kB cell-signaling activity, which has been implicated in many major diseases.

Additional information about ARIAD can be found on the web at http://www.ariad.com.

Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to conduct preclinical and clinical studies of its product candidates and the results of such studies, regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

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